UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 25, 2007

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01. Other Events.

On May 24, 2007, the Registrant issued a press release announcing that its parent, Concentra Inc. (“Concentra”), has commenced an offer to exchange $185,000,000 in aggregate principal amount of a new series of 9 7/8% senior subordinated notes due 2017 of the Registrant’s newly formed, wholly-owned subsidiary, Viant Holdings, Inc. (the “New Notes”) plus a cash amount in exchange for the Registrant’s $155,000,000 in aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2012 and $180,000,000 in aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2010. Concentra has commenced the exchange offer in connection with the contemplated separation of its two principal operating segments, Health Services and Network Services. In accordance with Rule 135(c) of the Securities Act, a copy of this press release is being filed as Exhibit 99.1 to this report.

The New Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

Item	9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Registrant dated May 24, 2007 announcing commencement of debt exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 25, 2007

INDEX TO EXHIBITS

EXHIBIT NUMBER

99.1	Press Release of the Registrant dated May 24, 2007 announcing commencement of debt exchange offer.